                                                                    Exhibit 7


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305 (B) (2)

                THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK
                -------------------------------------------------
               (Exact name of trustee as specified in its charter)

                  New York                                   13-5691211
                  --------                                   ----------
 (Jurisdiction of incorporation or organization           (I.R.S. employer
  if not a U.S. national bank)                            Identification number)

         One Liberty Plaza
         New York, N.Y.                                        10006
         --------------                                        -----
         (Address of principal                              (Zip code)
          executive office)

                                       N/A
                        -------------------------------
             Name, address and telephone number of agent for service

                               CENDANT CORPORATION
                               -------------------
               (Exact name of obligor as specified in its charter)

                DELAWARE                                6-0918165
                -----------                             ---------
     (State or other jurisdiction of        (I.R.S. employer identification no.)
     incorporation or organization )

                  9 West 57th Street
                  New York, NY                             10019
                  -------------                            -----
                  (Address of principal                  (Zip Code)
                  executive offices)


                  3 7/8% CONVERTIBLE SENIOR DEBENTURES DUE 2011
                  ---------------------------------------------
                       (Title of the indenture securities)


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                                       -2-

Item 1.  GENERAL INFORMATION

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                           Board of Governors of the Federal Reserve System Washington, D.C.

                           State of New York Banking Department
                           State House, Albany, N.Y.

         (b) Whether it is authorized to exercise corporate trust powers. The Trustee is authorized to exercise corporate trust powers.

Item 2.  AFFILIATION WITH THE OBLIGOR.

         If the obligor is an affiliate of the trustee, describe each such affiliation.
         The obligor is not an affiliate of the Trustee.

Item 4.  TRUSTEESHIPS UNDER OTHER INDENTURES.

         If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         (a) Title of the securities outstanding under each such other indenture.
                                    Cendant Corporation
                                    6.45% Debentures due 2003
                                    6.75% Senior Notes due 2006

         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of
                  Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indentures.

                            The trustee does not believe there is a default under the outstanding indenture securities. The ranking of the securities to be issued under this indenture will rank pari passu with the securities issued and outstanding under such other indentures.

Item 16. LIST OF EXHIBITS.

         List below all exhibits filed as part of this statement of eligibility.
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         Exhibit 1  -      Copy of the Organization Certificate of the Trustee
                           as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 333-6688).

         Exhibit 2  -      Copy of the Certificate of Authority of the Trustee
                           to commerce business. (Exhibit 2 to T-1 to Registration Statement No. 333-6688).

         Exhibit 3 -       None; authorization to exercise corporate trust
                           powers is contained in the documents identified above as Exhibit 1 and 2.

         Exhibit 4 -       Copy of the existing By-Laws of the Trustee.(Exhibit
                           4 to T-1 to Registration Statement No. 333-6688).

         Exhibit 5 -       No Indenture referred to in Item 4.

         Exhibit 6 -       The consent of the Trustee required by Section 321
                           (b) of the Trust Indenture Act of 1939.(Exhibit 6 to
                           T-1 to Registration Statement No. 333-27685).

         Exhibit 7 -       Copy of the latest Report of Condition of the Trustee
                           as of December 31, 2001



                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Bank of Nova Scotia Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 13th day of February, 2002.

                                             THE BANK OF NOVA SCOTIA TRUST
                                                      COMPANY OF NEW YORK


                                             By: /s/ John F. Neylan
                                                --------------------------------
                                                John F. Neylan
                                                Trust Officer
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                                                                       Exhibit 7


The Bank of Nova Scotia Trust, Company of New York
---------------------------------------------------
Legal Title of Bank

One Liberty Plaza, 23rd Floor
---------------------------------------------------
City

New York, N.Y.  10006
---------------------------------------------------
State                              Zip Code

FDIC Certificate Number /_/_/_/_/_/


Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.


SCHEDULE RC-BALANCE SHEET


                                                  Dollar Amounts in Thousands   RCON  BIL  MIL  THOU
----------------------------------------------------------------------------------------------------
ASSETS

  1. Cash and balances due from depository institutions (from Schedule RC-A):
     a.   Noninterest-bearing balances and currency and coin(1) ............... 0081             517   1.a.
     b.   Interest-bearing balances(2) ......................................... 0071         4  945   1.b.
  2. Securities:
     a.   Held-to-maturity securities (from Schedule RC-B, column A) ........... 1754         1  220   2.a.
     b.   Available-for-sale securities (from Schedule RC-B, column D) ......... 1773              0   2.b.
  3. Federal funds sold and securities purchased under agreement to resell ..... 1350        13  000   3.
  4. Loans and lease financing receivable (from Schedule RC-C):
     a.   Loans and leases held for sale ....................................... 5369              0   4.a.
     b.   Loans and leases, net of unearned income .................B528                               4.b.
     c.   LESS: Allowance for loan and lease losses ................3123                               4.c.
     d.   Loans and leases, net of unearned income and allowance
          (item 4.b minus 4.c).................................................. B529              0   4.d.
  5. Trading assets (from Schedule RC-D) ....................................... 3545              0   5.
  6. Premises and fixed assets (including capitalized leases) .................. 2145              0   6.
  7. Other real estate owned (from Schedule RC-M) .............................. 2150              0   7.
  8. Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M) ...................................................... 2130              0   8.
  9. Customers' liability to this bank on acceptances outstanding .............. 2155              0   9.
 10. Intangible assets:
     a.   Goodwill.............................................................. 3163              0  10.a.
     b.   Other intangible assets (from Schedule RC-M) ......................... 0426              0  10.b.
 11. Other assets (from Schedule RC-F) ......................................... 2160         1  255  11.
 12. Total assets (sum of items 1 through 11) .................................. 2170        20  937  12.


----------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.



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SCHEDULE RC-CONTINUED


                                                  Dollar Amounts in Thousands   RCON  BIL  MIL  THOU
----------------------------------------------------------------------------------------------------
LIABILITIES
 13. Deposits:
     a.   In domestic offices (sum of totals of columns A and C from
          Schedule RC-E)........................................................ 2200         7  645 13.a.
          (1) Noninterest-bearing(l) .............................6631   7  614                      13.a.(1)
          (2) Interest-bearing ...................................6636       31                      13.a.(2)
     b.   Not applicable
 14. Federal funds purchased and securities sold under agreements to
     repurchase ................................................................ 2800              0 14.
 15. Trading liabilities (from Schedule RC-D) .................................. 3548              0 15.
 16. Other borrowed money (includes mortgage indebtedness and obligations
     under capitalized leases)(from Schedule RC-M) ............................. 3190              0 16.
 17. Not applicable
 18. Bank's liability on acceptances executed and outstanding .................. 2920              0 18.
 19. Subordinated notes and debentures(2) ...................................... 3200              0 19.
 20. Other liabilities (from Schedule RC-G) .................................... 2930            218 20.
 21. Total liabilities (sum of items 13 through 20) ............................ 2948         7  863 21.
 22. Minority interest in consolidated subsidiaries ............................ 3000              0 22.
EQUITY CAPITAL
 23. Perpetual preferred stock and related surplus ............................. 3838              0 23.
 24. Common stock .............................................................. 3230          1 000 24.
 25. Surplus (exclude all surplus related to preferred stock) .................. 3839         10 030 25.
 26. a.   Retained earnings .................................................... 3632          2 044 26.a.
     b.   Accumulated other comprehensive incomes(3) ........................... B530              0 26.b.
 27. Other equity capital components(4) ........................................ A130              0 27.
 28. Total equity capital (sum of items 23 through 27) ......................... 3210         13 074 28.
 29. Total liabilities, minority interest, and equity capital
     (sum of items 21, 22, and 28) ............................................. 3300         20 937 29.


Memorandum
To be reported with the March Report of Condition.
                                                                                 RCON    Number
                                                                                 ----    -------
  1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed
     far the bank by independent external auditors as of any date during 2000... 6724              M.1.

 1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report an the bank

 2 = Independent audit of the bank's parent holding company con-ducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

 3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

 4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

 5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

 6 = Review of the bank's financial statements by external auditors

 7 = Compilation of the bank's financial statements by external auditors

 8 = Other audit procedures (excluding tax preparation work)

 9 = No external audit work


----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.